UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 5, 2017

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

4170 Mendenhall Oaks Pkwy High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2017, vTv Therapeutics Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”), with MacAndrews & Forbes Group LLC (the “Investor”), for the Investor’s commitment to purchase, at the Company’s option, exercisable on demand during a one-year period after the date of the Letter Agreement (the “Investment Period”), the Company’s Class A common stock, par value $0.01 per share (“Common Stock”) at a per share price of $4.38, which is equal to the average of the volume weighted-average prices of the Common Stock for the five last completed trading days preceding the date of the Letter Agreement.   The Letter Agreement also permits the Investor to exercise an option to purchase Common Stock at the same price up to three times during the Investment Period.  The aggregate amount of Common Stock that may be purchased by the Investor (whether at its or the Company’s option) pursuant to the Letter Agreement is limited to $10.0 million.

In consideration for the commitment of the Investor under the Letter Agreement, the Investor will receive warrants (the “Warrants”) to purchase 198,267 shares of the Company’s Common Stock, exercisable at a price of $5.04, which is 115% of the option price under the Letter Agreement.  The Warrants will be exercisable until December 5, 2024.

The obligation of the Investor to fund and the obligation of the Company to issue shares under the Letter Agreement is subject to the execution of mutually acceptable definitive documentation at the time of a request for funding.

As of December 5, 2017, subsidiaries and affiliates of the Investor held 23,084,267 shares of the Company’s Class B Common Stock and 2,565,666 shares of the Company’s Class A Common Stock. As a result, the Investor’s holdings represent approximately 78.2% of the combined voting power of the Company’s outstanding common stock.  Three of the Company’s directors, Steven M. Cohen, Paul M. Meister and Paul G. Savas are also employees of the Investor.  The transactions described above were approved in accordance with the Company’s Related Person Transactions Policy.

The descriptions of the Letter Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement and the Warrants, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above and referenced under Item 1.01 that relates to the creation of an off-balance sheet financial obligation of the Company is hereby incorporated by reference into this Item 2.03 of this report.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 which is incorporated herein by reference.  The Common Stock and Warrants to be issued to the Investor pursuant to the Letter Agreement will be issued in reliance upon an exemption provided by Regulation D under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: December 5, 2017